                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-363351) pertaining to Brush Engineered Materials Inc. Savings and Investment Plan of our report dated June 17, 2004, with respect to the financial statements and schedule of the Brush Engineered Materials Inc. Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
June 25, 2004

                                       12